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                                                                    Exhibit 10.2



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                                 SUNOCO, INC.

                   EXECUTIVE LONG-TERM STOCK INVESTMENT PLAN


                  (Amended and Restated as of June 30, 1999)



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                                   ARTICLE I

                                  Definitions

     As used in this Plan, the following terms shall have the meanings herein specified:

     1.1 Affiliate - shall mean any person or entity which directly, or indirectly through one or more intermediaries, controls, is controlled by, or is under common control with Sunoco, Inc.

     1.2 Alternate Appreciation Rights - shall have the meaning provided herein at Section 6.1.

     1.3  Board of Directors - shall mean the Board of Directors of Sunoco, Inc.

     1.4 Change in Control - shall mean the occurrence of any of the following events or transactions:

          (a) Continuing Directors cease, within one year of a Control Transaction, to constitute a majority of the Board of Directors of Sunoco, Inc. (or of the Board of Directors of any successor to Sunoco, Inc. or to all or substantially all of its assets), or

          (b) any entity, person or Group acquires shares of Sunoco, Inc. in a transaction or series of transactions that result in such entity, person or Group directly or indirectly owning beneficially more than twenty percent (20%) of the outstanding voting shares.

     1.5  Code - shall mean the Internal Revenue Code of 1986, as amended.

     1.6 Committee - shall mean the committee appointed to administer this Plan by the Board of Directors of the Company, as constituted from time to time. The Committee shall consist of at least two (2) members of the Board of Directors, each of whom shall meet applicable requirements set forth in the pertinent regulations under Section 16 of the Securities Exchange Act of 1934, as amended, and Section 162(m) of the Code.

     1.7 Common Stock - shall mean the authorized and unissued or treasury shares of common stock of Sunoco, Inc.

     1.8  Common Stock Units - shall have the meaning provided herein at Section
8. 1.

     1.9 Company - shall mean Sunoco, Inc., a Pennsylvania corporation. The term "Company" shall include any successor to Sunoco, Inc., any Subsidiary or Affiliate which has adopted the Plan, or a corporation succeeding to the business of Sunoco, Inc., or any Subsidiary or Affiliate by merger, consolidation, liquidation or purchase of assets or stock or similar transaction.

     1.10 Continuing Director - shall mean a Director who was a member of the Board of Directors immediately prior to a Control Transaction which results in a Change in Control.

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     1.11 Control Transaction - shall mean any of the following transactions or any combination thereof:

          (a) any tender offer for or acquisition of capital stock of Sunoco, Inc.;

          (b) any merger, consolidation, or sale of all or substantially all of the assets of Sunoco, Inc.; or

          (c) the submission of a nominee or nominees for the position of director of Sunoco, Inc. by a shareholder or a Group of shareholders in a proxy solicitation or otherwise.

     1.12 CSU Payout Date - shall have the meaning provided herein at Section
8.9.

     1.13 Disability - shall mean any illness, injury or incapacity of such duration and type as to render a Participant eligible to receive long-term disability benefits under the applicable broad-based long-term disability program of the Company.

     1.14 Dividend Equivalents - shall have the meaning provided herein at
Section 8.3.

     1.15 Dividend Equivalent Account - shall have the meaning provided herein at Section 8.3.

     1.16 Employment Termination Date - shall mean the date on which the employment relationship between the Participant and the Company is terminated.

     1.17 Exercise Period - shall have the meaning provided herein at Section
7.3.

     1.18 Fair Market Value - shall mean, as of any date and in respect of any share of Common Stock, the opening price on such date of a share of Common Stock (which price shall be the closing price on the previous trading day of a share of Common Stock as reported on the New York Stock Exchange Composite Transactions Tape, and as reflected in the consolidated trading tables of the Wall Street Journal or any other publication selected by the Committee). If there is no sale of shares of Common Stock on the New York Stock Exchange for more than ten (10) days immediately preceding such date, or if deemed appropriate by the Committee for any other reason, the fair market value of the shares of Common Stock shall be as determined by the Committee in such other manner as it may deem appropriate. In no event shall the fair market value of any share of Common Stock be less than its par value.

     1.19 Group - shall mean persons who act in concert as described in Sections 13(d)(3) and/or 14(d)(2) of the Securities Exchange Act of 1934, as amended.

     1.20 Incentive Stock Options - shall have the meaing provided herein at
Article IV.

     1.21 Just Cause - shall mean:

          (a) a judicial determination that the Participant has committed fraud, misappropriation, or embezzlement against the Company; or

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          (b) a non-appealable conviction of, or entry of a plea of nolo contendere for, an act by the Participant constituting a felony which, as determined by the Company in good faith, constitutes a crime involving moral turpitude and has resulted in material harm to the Company, its subsidiaries and affiliates taken as a whole.

          No termination of employment shall be deemed an effective termination for Just Cause unless accompanied by a copy of a resolution duly adopted by the affirmative vote of not less a majority of the Continuing Directors at a meeting of the Board of Directors which was called and held for the purpose of considering such termination, or if there are no Continuing Directors, then by at least three quarters (3/4) of the entire Board of Directors (after reasonable notice to the Participant and an opportunity for the Participant, together with the Participant's counsel, to be heard before the Board of Directors) finding that, in the good faith opinion of the Board of Directors, the Participant was guilty of conduct set forth in the preceding sentence, and specifying the particulars thereof in detail. In any deliberations or votes by the Board of Directors concerning a determination under this Section, the Participant shall recuse himself from such deliberations and votes.

     1.22 Limited Rights - shall have the meaning provided herein at Article
VII.

     1.23 Market Price - shall have the meaning provided herein at Section 7.4.

     1.24 Option - shall mean Stock Option, Incentive Stock Option and/or Reload Option.

     1.25 Option Price - shall mean the purchase price per share of Common Stock deliverable upon the exercise of an Option.

     1.26 Optionee - shall mean the holder of an Option.

     1.27 Participant - shall have the meaning provided herein at Section
2.4(a).

     1.28 Performance Factors - shall mean the various payout percentages related to the attainment levels of one or more Performance Goals, as determined by the Committee.

     1.29 Performance Goals - shall mean the specific targeted amounts of, or changes in, financial or operating goals including: revenues; expenses; net income; operating income; equity; return on equity, assets or capital employed; working capital; shareholder return; operating capacity utilized; production or sales volumes; or throughput. Other financial or operating goals may also be used as determined by the Committee. Such goals may be applicable to the Company as a whole or one or more of its business units and may be applied in total or on a per share, per barrel or percentage basis and on an absolute basis or relative to other companies, industries or indices or any combination thereof, as determined by the Committee.

     1.30 Performance Period - shall have the meaning provided herein at Section 8.4.

     1.31 Potential Change in Control - shall mean the occurrence of any of the following events or transactions:

          (a) any person (other than Sunoco, Inc., or any affiliate or subsidiary thereof) makes a tender offer for capital stock of Sunoco, Inc.;

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          (b) any person becomes the beneficial owner, directly or indirectly, of capital stock of Sunoco, Inc. in an amount which requires the filing of
     Schedule 13D or its equivalent form pursuant to the Rules and Regulations under the Securities Exchange Act of 1934 as from time to time amended;

          (c) the submission of a nominee or nominees for the position of director of Sunoco, Inc. by a shareholder or Group of shareholders in a proxy solicitation or otherwise which, in its judgment, the Board of Directors determines by adoption of a resolution within thirty (30) days of such submission, might result in a Change in Control of Sunoco, Inc.;

          (d) any person files a pre-merger notification for the acquisition of capital stock of Sunoco, Inc. pursuant to the Hart-Scott-Rodino Act; or

          (e) the Board of Directors in its judgment determines by adoption of a resolution that a Potential Change in Control of Sunoco, Inc. for purposes of this Plan has occurred.

          1.32 Qualifying Termination - shall mean, with respect to the employment of any Participant, the following:

          (a) a termination of employment by the Company within seven (7) months after a Change in Control, other than for Just Cause, death or Disability;

          (b) a termination of employment by the Participant within seven (7) months after a Change in Control for one or more of the following reasons:

                    (1) the assignment to such Participant of any duties inconsistent in a way adverse to such Participant, with such Participant's positions, duties, responsibilities and status with the Company immediately prior to the Change in Control, or a reduction in the duties and responsibilities held by the Participant immediately prior to the Change in Control; a change in the Participant's reporting responsibilities, title or offices as in effect immediately prior to the Change in Control that is adverse to the Participant; or any removal of the Participant from or any failure to re-elect the Participant to any position with the Company that such Participant held immediately prior to the Change in Control except in connection with such Participant's:

                         (i) assignment to a new position at a higher combined annual base salary and guideline (target) bonus; or

                         (ii) termination of employment by the Company for Just
               Cause; or

                    (2) with respect to any Participant who is a member of the Board of Directors immediately prior to the Change in Control, any failure of the shareholders of the Company to elect or reelect, or of the Company to appoint or reappoint, the Participant as a member of the Board of Directors;

                    (3) a reduction by the Company in either of the Participant's annual base salary or guideline (target) bonus as in effect immediately prior to the Change in Control; the failure by the Company to continue in effect, or the taking of any action by the Company that would adversely affect such Participant's participation in or

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          significantly reduce such Participant's benefits under, any employee benefit plan or compensation plan in which such Participant was participating immediately prior to the Change in Control, provided, however, that in the aggregate such actions by the Company significantly reduce the Participant's total compensation (i.e., the sum of Participant's annual base salary, guideline (target) bonus, and the aggregate value to the Participant of all employee benefit and compensation plans); or the failure by the Company, without the Participant's consent, to pay to the Participant any portion of the Participant's current compensation, or to pay to the Participant any portion of an installment of deferred compensation under any deferred compensation program of the Company; or

                    (4) The Company requires the Participant to be based anywhere other than the Participant's present work location or a location within thirty-five (35) miles from the present location; or the Company requires the Participant to travel on Company business to an extent substantially more burdensome than such Participant's travel obligations during the period of twelve (12) consecutive months immediately preceding the Change in Control;

     provided, however, that in the case of any such termination of employment by the Participant under this subparagraph (b), such termination shall not be deemed to be a Qualifying Termination unless the termination occurs within 120 days after the occurrence of the event or events constituting the reason for the termination; or

          (c) a termination of employment by the Company other than a termination for Just Cause, or a termination of employment by the Participant for one of the reasons set forth in (b) above, following a Potential Change in Control, if the Participant can demonstrate that such termination or circumstance in (b) above leading to termination:

                    (1) was at the request of a third party with which the Company had entered into negotiations or an agreement with regard to a Change in Control; or

                    (2) otherwise occurred in connection with, or in anticipation of, a Change in Control;

     provided, however, that in either such case, such Change in Control actually occurs within one (1) year following the Employment Termination Date.

     1.33 Reload Options - shall have the meaning provided herein at Section
5.1.

     1.34 Stock Options - shall have the meaning provided herein at Section 3.1.

     1.35 Subsidiary - shall mean any corporation of which, at the time more than fifty percent (50%) of the shares entitled to vote generally in an election of directors are owned directly or indirectly by Sunoco, Inc. or any subsidiary thereof.

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                                  ARTICLE II

       Background, Purpose and Term of Plan; Participation & Eligibility for Benefits

     2.1 Background. Effective on December 31, 1991, no further awards shall be made under the Sunoco, Inc. Long-Term Incentive Plan adopted in June, 1986; provided, however, that any rights theretofore granted under that plan shall not be affected.

     2.2 Purpose of the Plan. The purposes of this Sunoco, Inc. Executive Long-Term Stock Investment Plan (the "Plan") are to:

          (a) better align the interests of shareholders and management of the Company by creating a direct linkage between Participants' rewards and shareholders' gains;

          (b) provide management with an equity ownership in Sunoco, Inc. commensurate with Company performance, as reflected in increased shareholder value;

          (c) maintain competitive compensation levels; and

          (d) provide an incentive to management for continuous employment with the Company.

     It is intended that most awards made under the Plan will qualify as performance-based compensation under Section 162(m) of the Code.

     2.3 Term of the Plan. This Plan became effective upon approval by the holders of a majority of the votes present, in person or represented by proxy, at the 1991 Annual Meeting of Shareholders of the Company. No awards will be made under the Plan after December 31, 1996. The Plan and all awards made under the Plan prior to such date shall remain in effect until such awards have been satisfied or terminated in accordance with the Plan and the terms of such awards.

     2.4 Administration. The Plan shall be administered by the Committee which shall have the authority, in its sole discretion and from time to time to:

          (a) designate the employees or classes of employees eligible to participate in the Plan (each such employee being, a "Participant");

          (b) grant awards provided in the Plan in such form and amount as the Committee shall determine;

          (c) impose such limitations, restrictions and conditions upon any such award as the Committee shall deem appropriate; and

          (d) interpret the Plan, adopt, amend and rescind rules and regulations relating to the Plan, and make all other determinations and take all other action necessary or advisable for the implementation and administration of the Plan.

     The decisions and determinations of the Committee on all matters relating to the Plan shall be in its sole discretion and shall be conclusive. No member of the Committee shall be liable for

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any action taken or not taken or decision made or not made in good faith relating to the Plan or any award thereunder.

     2.5 Eligibility for Participation. Participants in the Plan shall be the officers and other key employees of the Company who occupy responsible managerial or professional positions and who have the capability of making a substantial contribution to the success of the Company. In making this selection and in determining the amount of awards, the Committee shall consider any factors deemed relevant, including the individual's functions, responsibilities, value of services to the Company and past and potential contributions to its profitability and sound growth.

     2.6 Types of Awards Under the Plan. Awards under the Plan may be in the form of any one or more of the following:

          (a) Stock Options, as described in Article III;

          (b) Incentive Stock Options, as described in Article IV;

          (c) Reload Options, as described in Article V;

          (d) Alternate Appreciation Rights, as described in Article VI;

          (e) Limited Rights, as described in Article VII; and/or

          (f) Common Stock Units, as described in Article VIII.

     2.7 Aggregate Limitation on Awards. Shares of stock which may be issued under the Plan shall be Common Stock. The maximum number of shares of Common Stock which may be issued under the Plan shall be 5.8 million. For purposes of calculating the maximum number of shares of Common Stock which may be issued under the Plan:

          (a) all the shares issued (including the shares, if any, withheld for tax withholding requirements) shall be counted when cash is used as full payment for shares issued upon exercise of an Option;

          (b) only the shares issued (including the shares, if any, withheld for tax withholding requirements) as a result of an exercise of Alternate Appreciation Rights shall be counted;

          (c) only the shares issued (including the shares, if any, withheld for tax withholding requirements) net of shares of Common Stock used as full or partial payment for such shares upon exercise of an Option; and

          (d) only the shares issued (including the shares, if any, withheld for tax withholding) upon vesting and payment of the Common Stock Units, shall be counted.

          In addition to shares of Common Stock actually issued pursuant to the exercise of Options, there shall be deemed to have been issued a number of shares equal to the number of shares of Common Stock in respect of which Limited Rights (as described in Article VII) shall have been exercised. Shares tendered by a Participant as payment for shares issued upon exercise of an Option, shall be available for issuance under the Plan. Any shares of Common Stock subject to an Option, which for any reason is terminated unexercised or expires shall again be available

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for issuance under the Plan, but shares subject to an Option which are not issued as a result of the exercise of Limited Rights shall not be available for issuance under the Plan.


                                  ARTICLE III

                                 Stock Options

          3.1 Award of Stock Options. The Committee, from time to time, and subject to the provisions of the Plan and such other terms and conditions as the Committee may prescribe, may grant to any Participant in the Plan one or more options to purchase for cash or shares the number of shares of Common Stock ("Stock Options") allotted by the Committee. The date a Stock Option is granted shall mean the date selected by the Committee as of which the Committee allots a specific number of options to a Participant pursuant to the Plan.

          3.2 Stock Option Agreements. The grant of a Stock Option shall be evidenced by a written Stock Option Agreement, executed by the Company and the holder of a Stock Option, stating the number of shares of Common Stock subject to the Stock Option evidenced thereby, and in such form as the Committee may from time to time determine.

          3.3 Stock Option Price. The Option Price per share of Common Stock deliverable upon the exercise of a Stock Option shall be not less than 100% of the Fair Market Value of a share of Common Stock on the date the Stock Option is granted.

          3.4 Term and Exercise. Each Stock Option shall be fully exercisable six (6) months from the date of its grant or such longer period as the Committee shall determine in its discretion and, unless a shorter period is provided by the Committee or by another Section of this Plan, may be exercised during a period of ten (10) years from the date of grant thereof. No Stock Option shall be exercisable after the tenth anniversary of the date of its grant.

          3.5 Manner of Payment. Each Stock Option Agreement shall set forth the procedure governing the exercise of the Stock Option granted thereunder, and shall provide that, upon such exercise in respect of any shares of Common Stock subject thereto, the Optionee shall pay to the Company, in full, the Option Price for such shares with cash or with Common Stock. All shares of Common Stock issued under the Sunoco, Inc. Long-Term Incentive Plan, this Plan, or any similar executive stock option plan must be held at least six (6) months before they may be used as payment of the Option Price.

          3.6 Issuance and Delivery of Shares. As soon as practicable after receipt of payment, the Company shall deliver to the Optionee a certificate or certificates for such shares of Common Stock. The Optionee shall become a shareholder of the Company with respect to Common Stock represented by share certificates so issued and as such shall be fully entitled to receive dividends, to vote and to exercise all other rights of a shareholder.

          3.7 Retirement or Disability. Upon termination of the Optionee's employment by reason of retirement or Disability (as each is determined by the Committee), the Optionee may, within sixty (60) months from the date of termination, exercise any Stock Options to the extent such options are exercisable during such 60-month period.

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          3.8  Termination for Other Reasons.  Except as provided in Sections
3.7 and 3.9, or except as otherwise determined by the Committee, upon termination of an Optionee's employment, all Stock Options shall terminate:

          (a) immediately, in the case of an Optionee terminated by the Company for Just Cause; or

          (b) upon the expiration of ninety (90) calendar days following the date of termination of an Optionee's employment other than for Just Cause;

provided, however, that the Limited Rights awarded in tandem with such Stock Options shall not terminate and such Limited Rights shall remain exercisable during the Exercise Period for any Optionee whose employment relationship with the Company has been terminated as a result of any Qualifying Termination.

          3.9 Death of Optionee. Any rights in respect of Stock Options to the extent exercisable on the date of the Optionee's death may be exercised by the Optionee's estate or by any person that acquires the legal right to exercise such Stock Option by bequest, inheritance, or otherwise by reason of the death of the Optionee. Any such exercise to be valid must occur within the remaining option term of the Stock Option. The foregoing provisions of this Section 3.9 shall apply to an Optionee who dies while employed by the Company and to an Optionee whose employment may have terminated prior to death; provided, however, that:

          (a) an Optionee who dies while employed by the Company will be treated as if the Optionee had retired on the date of death. Accordingly, the Optionee's estate or a person who acquires the right to exercise such Stock Option by bequest or inheritance will have the right to exercise the Stock Option in accordance with Section 3.7; or

          (b) the estate or a person who acquires the right to exercise a Stock Option by bequest or inheritance from an Optionee who dies after terminating employment with the Company will have the remainder of any exercise period provided under Sections 3.7 and 3.8.

          3.10 Acceleration of Options. Notwithstanding any provisions to the contrary in agreements evidencing Options granted thereunder, each outstanding Option shall become immediately and fully exercisable upon the occurrence of any Change in Control of Sunoco, Inc.

          3.11 Effect of Exercise. The exercise of any Stock Options shall cancel that number of related Limited Rights, if any, which is equal to the number of shares of Common Stock purchased pursuant to said options.


                                   ARTICLE IV

                            Incentive Stock Options

          4.1 Award of Incentive Stock Options. The Committee, from time to time, and subject to the provisions of the Plan and such other terms and conditions as the Committee may prescribe, grant to any Participant in the Plan one or more incentive stock options ("Incentive Stock Options") (intended to qualify as such under the provisions of Section 422 of the Internal

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Revenue Code of 1986, as amended (the "Code")) to purchase for cash or shares the number of shares of Common Stock allotted by the Committee. The date an Incentive Stock Option is granted shall mean the date selected by the Committee as of which the Committee allots a specific number of options to a Participant pursuant to the Plan. Notwithstanding the foregoing, Incentive Stock Options shall not be granted to any owner of ten percent (10%) or more of the total combined voting power of the Company and its subsidiaries.

          4.2 Incentive Stock Option Agreements. The grant of an Incentive Stock Option shall be evidenced by a written Incentive Stock Option Agreement, executed by the Company and the holder of an Incentive Stock Option stating the number of shares of Common Stock subject to the Incentive Stock Option evidenced thereby, and in such form as the Committee may from time to time determine.

          4.3 Incentive Stock Option Price. The Option Price per share of Common Stock deliverable upon the exercise of an Incentive Stock Option shall not be less than 100% of the Fair Market Value of a share of Common Stock on the date the Incentive Stock Option is granted.

          4.4 Term and Exercise. Each Incentive Stock Option shall be fully exercisable six (6) months from the date of its grant and unless a shorter period is provided by the Committee or another Section of this Plan, may be exercised during a period of ten (10) years from the date of grant thereof. No Incentive Stock Option shall be exercisable after the tenth anniversary of the date of its grant.

          4.5 Limits on Incentive Stock Options. Each Incentive Stock Option shall provide that, if the aggregate Fair Market Value of the stock on the date of grant with respect to which Incentive Stock Options are exercisable for the first time by an Optionee during any calendar year, under this Plan or any other stock option plan of the Company exceeds One Hundred Thousand Dollars ($100,00.00), then the option, as to the excess shall be treated as a non-qualified stock option. An Incentive Stock Option shall not be granted to any person who is not an "employee" of the Company (within the meaning of Section 424(f) of the Code).

          4.6 Retirement or Disability. Upon the termination of the Optionee's employment by reason of retirement or Disability (as each is determined by the Committee), the Optionee may, within sixty (60) months from the date of such termination of employment, exercise any Incentive Stock Options to the extent such Incentive Stock Options are exercisable during such 60-month period. Notwithstanding the foregoing, the tax treatment available pursuant to Section 422 of the Internal Revenue Code of 1986 upon the exercise of an Incentive Stock Option will not be available to an Optionee who exercises any Incentive Stock Option more than:

               (a) twelve (12) months after the date of termination of employment due to Disability; or

               (b) three (3) months after the date of termination of employment due to retirement.

          4.7  Termination for Other Reasons.  Except as provided in Sections
4.6 and 4.8, or except as otherwise determined by the Committee, upon termination of an Optionee's employment, all Incentive Stock Options shall terminate:

               (a) immediately, in the case of an Optionee terminated by the Company for Just Cause; and

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               (b) upon the expiration of ninety (90) calendar days following the date of termination of an Optionee's employment other than for Just Cause;

provided, however, that the Limited Rights awarded in tandem with such Stock Options shall not terminate and such Limited Rights shall remain exercisable during the Exercise Period for any Optionee whose employment relationship with the Company has been terminated as a result of any Qualifying Termination.

          4.8 Death of Optionee. Any rights in respect of Incentive Stock Options to the extent exercisable on the date of the Optionee's death may be exercised by the Optionee's estate or by any person that acquires the legal right to exercise such Stock Option by bequest, inheritance, or otherwise by reason of the death of the Optionee. Any such exercise to be valid must occur within the remaining option term of the Incentive Stock Option. The foregoing provisions of this Section 4.8 shall apply to an Optionee who dies while employed by the Company and to an Optionee whose employment may have terminated prior to death; provided, however, that:

               (a) an Optionee who dies while employed by the Company will be treated as if the Optionee had retired on the date of death. Accordingly, the Optionee's estate or a person who acquires the right to exercise such Incentive Stock Option by bequest or inheritance will have the right to exercise the Incentive Stock Option in accordance with Section 4.6; or

               (b) the estate or a person who acquires the right to exercise a Stock Option by bequest or inheritance from an Optionee who dies after terminating employment with the Company will have the remainder of any exercise period provided under Section 4.6 and 4.7.

          4.9 Applicability of Stock Options Selections. The following Sections of this Plan that apply to Stock Options shall apply equally to Incentive Stock
Options:

               (a) Section 3.5 (Manner of Payment);

               (b) Section 3.6 (Issuance and Delivery of Shares);

               (c) Section 3.10 (Acceleration of Options); and

               (d) Section 3.11 (Effect of Exercise).

          Said Sections are incorporated by reference in this Article IV as though fully set forth herein.

                                   ARTICLE V

                                 Reload Options

          5.1 Authorization of Reload Options. Concurrently with the award of Stock Options and/or the award of Incentive Stock Options to any Participant in the Plan, the Committee may authorize reload options ("Reload Options") to purchase for cash or shares a number of shares of Common Stock. The number of Reload Options shall equal:

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               (a) the number of shares of Common Stock used to exercise the underlying Stock Options or Incentive Stock Options; and

               (b) to the extent authorized by the Committee, the number of shares of Common Stock used to satisfy any tax withholding requirement incident to the exercise of the underlying Stock Options or Incentive Stock Options.

          The grant of a Reload Option will be effected upon the exercise of underlying Stock Options, Incentive Stock Options or Reload Options through the use of shares of Common Stock held by the Optionee for at least twelve (12) months. Notwithstanding the fact that the underlying Option may be an Incentive Stock Option, a Reload Option is not intended to qualify as an "incentive stock option" under Section 422 of the Internal Revenue Code of 1986.

          5.2 Reload Option Amendment. Each Stock Option Agreement and Incentive Stock Option Agreement shall state whether the Committee has authorized Reload Options with respect to the underlying Stock Options and/or Incentive Stock Options. Upon the exercise of an underlying Stock Option, Incentive Stock Option or other Reload Option, the Reload Option will be evidenced by an amendment to the underlying Stock Option Agreement or Incentive Stock Option Agreement.

          5.3 Reload Option Price. The Option Price per share of Common Stock deliverable upon the exercise of a Reload Option shall be the Fair Market Value of a share of Common Stock on the date of grant of the Reload Option.

          5.4  Term and Exercise.  Each Reload Option is fully exercisable six
(6) months from the effective date of grant. The term of each Reload Option shall be equal to the remaining option term of the underlying Stock Option and/or Incentive Stock Option. No additional Reload Options may be authorized in connection with the award of Stock Options or Incentive Stock Options on or after October 1, 1996.

          5.5 Termination of Employment. No additional Reload Options shall be granted to an Optionee when Stock Options, Incentive Stock Options and/or Reload Options are exercised pursuant to the terms of this Plan following termination of such Optionee's employment.

          5.6 Applicability of Stock Options Sections. The following Sections of this Plan that apply to Stock Options shall apply equally to Reload Options:

               (a) Section 3.5 (Manner of Payment);

               (b) Section 3.6 (Issuance and Delivery of Shares);

               (c) Section 3.7 (Retirement or Disability);

               (d) Section 3.8 (Termination for Other Reasons);

               (e) Section 3.9 (Death of Optionee); and

               (f) Section 3.11 (Effect of Exercise).

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

          Said Sections are incorporated by reference in this Article V as though fully set forth herein.


                                   ARTICLE VI

                         Alternate Appreciation Rights

          6.1 Award of Alternate Appreciation Rights. Concurrently with or subsequent to the award of any Stock Option, Incentive Stock Option or Reload Option to purchase one or more shares of Common Stock, the Committee may, subject to the provisions of the Plan and such other terms and conditions as the Committee may prescribe, award to the Optionee with respect to each share of Common Stock, a related stock appreciation right ("Alternate Appreciation Right"), permitting the Optionee to be paid the appreciation on the Option in lieu of exercising the Option.

          6.2 Alternate Appreciation Rights Agreement. Alternate Appreciation Rights shall be evidenced by written agreements in such form as the Committee may from time to time determine.

          6.3 Exercise. An Optionee who has been granted Alternate Appreciation Rights may, from time to time, in lieu of the exercise of an equal number of Options, elect to exercise one or more Alternate Appreciation Rights and thereby become entitled to receive from the Company payment in Common Stock the number of shares determined pursuant to Sections 6.4 and 6.5 hereof. Alternate Appreciation Rights shall be exercisable only to the same extent and subject to the same conditions as the Options related thereto are exercisable, as provided in this Plan. The Committee may, in its discretion, prescribe additional conditions to the exercise of any Alternate Appreciation Rights.

          6.4 Amount of Payment. The amount of payment to which an Optionee shall be entitled upon the exercise of each Alternate Appreciation Right shall be equal to 100% of the amount, if any, by which the Fair Market Value of a share of Common Stock on the exercise date exceeds the Fair Market Value of a share of Common Stock on the date the Option related to said Alternate Appreciation Right was granted.

          6.5 Form of Payment. The number of shares to be paid shall be determined by dividing the amount of payment determined pursuant to Section 6.4 by the Fair Market Value of a share of Common Stock on the exercise date of such Alternate Appreciation Rights. As soon as practicable after exercise, the Company shall deliver to the Optionee a certificate or certificates for such shares of Common Stock. All such shares shall be issued with the rights and restrictions specified in Section 3.6 of this Plan.

          6.6 Effect of Exercise. The exercise of any Alternate Appreciation Rights shall cancel an equal number of Stock Options, Incentive Stock Options, Reload Options and Limited Rights, if any, related to said Alternate Appreciation Rights.

          6.7 Retirement or Disability. Upon termination of the Optionee's employment by reason of retirement or Disability (as each is determined by the Committee), the Optionee may, within six (6) months from the date of such termination, exercise any Alternate Appreciation Rights to the extent such Alternate Appreciation Rights are exercisable during such six-month period.

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

          6.8 Death of Optionee or Termination for Other Reasons. Except as provided in Section 6.7, or except as otherwise determined by the Committee, all Alternate Appreciation Rights shall terminate upon the termination of the Optionee's employment or upon the death of the Optionee.


                                  ARTICLE VII

                                 Limited Rights

          7.1 Award of Limited Rights. Concurrently with or subsequent to the award of any Option, the Committee may, subject to the provisions of the Plan and such other terms and conditions as the Committee may prescribe, award to the Optionee with respect to each Option, a related limited right permitting the Optionee, during a specified limited time period, to be paid the appreciation on the Option in lieu of exercising the Option ("Limited Right").

          7.2 Limited Rights Agreement. Limited Rights granted under the Plan shall be evidenced by written agreements in such form as the Committee may from time to time determine.

          7.3 Exercise Period. Limited Rights are immediately exercisable in full upon grant for a period of up to seven (7) months following the date of a Change in Control (the "Exercise Period").

          7.4 Amount of Payment. The amount of payment to which an Optionee shall be entitled upon the exercise of each Limited Right shall be equal to 100% of the amount, if any, which is equal to the difference between the Option Price of the related Option and the Market Price of a share of such Common Stock. Market Price is defined to be the greater of:

               (a) the highest price per share of Common Stock paid, in connection with any Change in Control, during the period from the date of occurrence of a Potential Change in Control through the ninetieth (90th day following the subsequent related Change in Control; and

               (b) the highest price per share of Common Stock reflected in the consolidated trading tables of The Wall Street Journal (presently the New York Stock Exchange Composite Transactions quotations) during the 60-day period prior to the Change in Control.

          7.5 Form of Payment. Payment of the amount to which an Optionee is entitled upon the exercise of Limited Rights, as determined pursuant to Section 7.4, shall be made solely in cash.

          7.6 Effect of Exercise. If Limited Rights are exercised, the Options and Alternate Appreciation Rights, if any, related to such Limited Rights cease to be exercisable to the extent of the number of shares with respect to which the Limited Rights were exercised. Upon the exercise or termination of the Options and Alternate Appreciation Rights, if any, related to such Limited Rights, the Limited Rights granted with respect thereto terminate to the extent of the number of shares as to which the related Options and/or Alternate Appreciation Rights were exercised or terminated; provided, however, that with respect to Options and/or Alternate Appreciation Rights that are terminated as a result of the termination of the Optionee's employment status, the Limited

Rights awarded in tandem therewith shall not terminate and such Limited Rights shall remain exercisable during the Exercise Period for any Optionee whose employment relationship with the Company has been terminated as a result of any Qualifying Termination.

          7.7 Retirement or Disability. Upon termination of the Optionee's employment by reason of Disability or retirement (as each is determined by the Committee), the Optionee may, within six (6) months from the date of termination, exercise any Limited Rights to the extent such Limited Right is exercisable during such six-month period.

          7.8 Death of Optionee or Termination for Other Reasons. Except as provided in Sections 7.7 and 7.9 or except as otherwise determined by the Committee, all Limited Rights granted under the Plan shall terminate upon the termination of the Optionee's employment or upon the death of the Optionee.

          7.9 Termination Related to a Change in Control. The requirement that an Optionee be terminated by reason of retirement or Disability or be employed by the Company at the time of exercise pursuant to Sections 7.7 and 7.8 respectively, is waived during the Exercise Period as to any Optionee whose employment relationship with the Company has been terminated as a result of any Qualifying Termination.


                                  ARTICLE VIII

                               Common Stock Units

          8.1 Award of Common Stock Units. The Committee, from time to time, and subject to the provisions of the Plan, may grant to any Participant in the Plan rights to receive shares of Common Stock which are subject to a risk of forfeiture by the Participant ("Common Stock Units"). At the time it grants any Common Stock Units, the Committee shall determine whether the payment of such Common Stock Units shall be conditioned upon either:

               (a) the Participant's continued employment with the Company throughout a stated period (Section 8.4); or

               (b) the attainment of certain predetermined performance objectives during a stated period (Section 8.5).

          The date Common Stock Units are granted shall mean the date selected by the Committee as of which the Committee allots a specific number of Common Stock Units to a Participant pursuant to the Plan.

          8.2 Common Stock Unit Agreements. Common Stock Units granted under the Plan shall be evidenced by written agreements stating the number of Common Stock Units evidenced thereby or in such form and as the Committee may from time to time determine.

          8.3 Dividend Equivalents. A holder of Common Stock Units will be entitled to receive payment from the Company in an amount equal to each cash dividend ("Dividend Equivalent") the Company would have paid to such holder had he, on the record date for payment of such dividend, been the holder of record of shares of Common Stock equal to the number of Common Stock Units which had been awarded to such holder as of the close of business on such record date. The Company shall establish a bookkeeping account on behalf of each Participant in which the Dividend Equivalents that would have been paid to the holder of Common Stock Units ("Dividend Equivalent Account") shall be credited. The Dividend Equivalent Account will not bear interest.

          8.4 Performance Period. Upon making an award, the Committee shall determine (and the Common Stock Unit Agreement shall state) the length of the applicable period during which employment must be maintained or certain performance targets must be attained (the "Performance Period"). Performance Periods will normally be from three to five years; provided, however, the Committee at its sole discretion may establish other time periods.

          8.5 Performance Goals. Common Stock Units and the related Dividend Equivalent Account earned may be based upon the attainment of Performance Goals established by the Committee in accordance with Section 162(m). Within the first ninety (90) days of the Performance Period, the Committee shall establish, in writing, the weighted Performance Goals and related Performance Factors for various goal achievement levels for the Company. In establishing the weighted Performance Goals, the Committee shall take the necessary steps to insure that the Company's ability to achieve the pre-established goals is uncertain at the time the goals are set. The established written Performance Goals, assigned weights, and Performance Factors shall be written in terms of an objective formula, whereby any third party having knowledge of the relevant Company performance results could calculate the amount to be paid. Such Performance Goals may vary by Participant and by grant.

          The number of Common Stock Units and Dividend Equivalents earned will be equal to the amounts awarded multiplied by the Performance Factor. However, the Committee shall have the discretion, by Participant and by grant, to reduce (but not to increase) some or all of the amount that would otherwise be payable by reason of the satisfaction of the Performance Goals. In making any such determination, the Committee is authorized to take into account any such factor or factors it determines are appropriate, including but not limited to Company, business unit and individual performance.

          8.6 Payment of Common Stock Units and Dividend Equivalent Account. Payment in respect of Common Stock Units earned (as determined under Sections
8.4 and 8.5) shall be made to the holder thereof within ninety (90) days after the Performance Period for such units has ended, but only to the extent the Committee determines that the continuing employment and/or any applicable performance targets have been met.

          Payment for Common Stock Units earned shall be made in shares of Common Stock, except as provided in Section 8.9. The number of shares paid shall be equal to the number of Common Stock Units earned. The holder may elect to reduce this amount by the number of shares of Common Stock which have, on the date the Common Stock Units are paid, a fair market value equal to the applicable federal, state and local withholding tax due on the receipt of Common Stock, in lieu of making a cash payment equal to the amount of such withholding tax due. A holder of Common Stock Units will be entitled to receive payment from the Company at the end of the Performance Period an amount in cash equal to the Dividend Equivalent Account earned (as determined under Sections 8.4 and 8.5) by the holder minus applicable federal, state and local withholding tax due.

          8.7  Death, Disability or Retirement.

               (a) Upon the termination of Participant's employment by reason of death, or permanent disability or retirement (as each is determined by the Committee) prior to the end of the Performance Period:

                    (1) in the case of an award of Common Stock Units made pursuant to Section 8.1(a) hereof and conditioned upon the Participant's continued employment, the conditions to payout, if any, shall be determined by the Committee and shall be as set forth in the agreement granting the Common Stock Units.

                    (2) in the case of an award of Common Stock Units made pursuant to Section 8.1(b) hereof and conditioned upon the attainment of certain predetermined performance objectives, no portion of the Participant's Common Stock Unit and the Dividend Equivalent Account related to such award shall be forfeited, and the Common Stock Units, together with related Dividend Equivalents, shall be paid out as though such Participant continued in the employment of the Company through any applicable Performance Period, and as, if, and when the applicable Performance Goals have been met.

          8.8 Termination of Employment. Except as provided in Sections 8.7 and 8.9, or as determined by the Committee, 100% of all Common Stock Units of a Participant under the Plan shall be forfeited and the Dividend Equivalent Account shall be forfeited upon termination of the Participant's employment with the Company prior to the end of the Performance Period, and in such event the Participant shall not be entitled to receive any Common Stock or any payment of the Dividend Equivalent Account regardless of the level of Performance Goals achieved for the respective Performance Periods.

          8.9 Change in Control. The number of Common Stock Units earned by the Participant shall be determined by multiplying:

               (a) the total number of all the Participant's granted and outstanding Common Stock Units; by

               (b) a percentage equal to:

                    (1) the number of full and partial calendar months which the
               Common Stock Units have been outstanding as of the date of the Change in Control; divided by

                    (2) the number of full and partial calendar months in the
               applicable Performance Period.

          In the event of a Change in Control, the Common Stock Units earned by the Participant shall be payable to the Participant in cash or stock, as follows:

               (c) if pooling of interests accounting treatment is to be used with respect to such Change in Control, the Participant will receive shares of Common Stock equal in number to the number of Common Stock Units earned by such Employee; or

               (d) if pooling of interests accounting treatment is not to be used with respect to such Change in Control, the Participant will be paid an amount in cash equal to the number of Common Stock Units earned by such Participant outstanding multiplied by the Market Price as defined in Section 7.4. Such amount will be reduced by the applicable federal, state and local withholding taxes due.

          The cash or stock, as the case may be, shall be paid out to the Participant no later than ninety (90) days following the date of occurrence of such Change in Control (the "CSU Payout Date"), regardless of whether the applicable Performance Period has expired or whether performance targets have been met. There will be no adjustment for any Performance Factors described in
Section 8.5.

          On or before the CSU Payout Date, and regardless of whether pooling of interests accounting treatment is to be used with respect to such Change in Control, the Participant will be paid an amount in cash equal to the value of the amounts accrued in the Participant's Dividend Equivalent Account immediately preceding the Change in Control. Payout of Common Stock Units and the Dividend Equivalent Account shall be made to each Participant:

               (e) who is employed by the Company on the CSU Payout Date; or

               (f) whose employment relationship with the Company is terminated:

                    (1) as a result of any Qualifying Termination prior to the
               CSU Payout Date; or

                    (2) as a result of death or permanent disability or
               retirement (as each is determined by the Committee), that has occurred prior to the CSU Payout Date.

          The Committee may establish, at the time of the grant of Common Stock Units, other conditions which must be met for payout to occur. These conditions shall be set forth in the Committee's resolution granting the Common Stock Units and in the Agreement with the holder.


                                   ARTICLE IX

                                 Miscellaneous

          9.1 General Restriction. Each award under the Plan shall be subject to the requirement that, if at any time the Committee shall determine that:

               (a) the listing, registration or qualification of the shares of Common Stock subject or related thereto upon any securities exchange or under any state or Federal law; or

               (b) the consent or approval of any government regulatory body; or

               (c) an agreement by the recipient of an award with respect to the disposition of shares of Common Stock,

is necessary or desirable as a condition of, or in connection with, the granting of such award or the issue or purchase of shares of Common Stock thereunder, then such award may not be consummated in whole or in part unless such listing, registration, qualification, consent, approval or agreement shall have been effected or obtained free of any conditions not acceptable to the Committee.

          9.2 Accounting and Tax Treatment for Change in Control. Notwithstanding anything in this Plan to the contrary, in the event of a Change in Control, the Committee shall not have the right to take any actions described in the Plan that would make the Change in Control ineligible for pooling of interests accounting treatment or that would make the Change in Control ineligible for desired tax treatment if, in the absence of such right, the Change in Control would qualify for such treatment and the Company intends to use such treatment with respect to the Change in Control.

          9.3 Non-Assignability. Awards under the Plan shall not be assignable or transferable by the recipient thereof, except by will or by the laws of descent and distribution except as otherwise determined by the Committee. Accordingly, during the life of the recipient, such award shall be exercisable only by such person or by such person's guardian or legal representative, unless the Committee determines otherwise.

          9.4 Right to Terminate Employment. Nothing in the Plan or in any agreement entered into pursuant to the Plan shall confer upon any Participant the right to continue in the employment of the Company or effect any right which the Company may have to terminate the employment of such Participant.

          9.5 Non-Uniform Determinations. The Committee's determinations under the Plan (including without limitation, determinations of the persons to receive awards, the form, amount and timing of such awards, the terms and provisions of such awards, and the agreements evidencing same) need not be uniform and may be made by it selectively among persons who receive, or are eligible to receive, awards under the Plan, whether or not such persons are similarly situated.

          9.6 Rights as a Shareholder. The recipient of any award under the Plan shall have no rights as a shareholder with respect thereto unless and until certificates for shares of Common Stock are issued on behalf of such recipient.

          9.7 Leaves of Absence. The Committee shall be entitled to make such rules, regulations and determinations as it deems appropriate under the Plan in respect of any leave of absence taken by the recipient of any award. Without limiting the generality of the foregoing, the Committee shall be entitled to determine:

               (a) whether or not any such leave of absence shall constitute a termination of employment within the meaning of the Plan; and

               (b) the impact, if any, of any such leave of absence on awards under the Plan theretofore made to any recipient who takes such leaves of absence.

          9.8 Newly Eligible Employees. The Committee shall be entitled to make such rules, regulations, determinations and awards as it deems appropriate in respect of any employee who becomes eligible to participate in the Plan or any portion thereof after the commencement of an award or incentive period.

          9.9 Adjustments. In any event of any change in the outstanding Common Stock by reason of a stock dividend or distribution, recapitalization, merger, consolidation, split-up, combination, exchange of shares or the like, the Committee may appropriately adjust the number of shares of Common Stock which may be issued under the Plan, the number of shares of Common Stock subject to Options theretofore granted under the Plan, the Option Price of Options theretofore granted under the Plan, the number of Common Stock Units theretofore awarded under the Plan and any and all other matters deemed appropriate by the Committee.

          9.10 Amendment of the Plan.

               (a) The Committee may, without further action by the shareholders and without receiving further consideration from the Participants, amend this Plan or condition or modify awards under this Plan in response to changes in securities or other laws or rules, regulations or regulatory interpretations thereof applicable to this Plan or to comply with stock exchange rules or requirements;

               (b) The Committee may at any time, and from time to time, modify or amend the Plan in any respect, except that without shareholder approval the Committee may not:

                    (1) increase the maximum number of shares of Common Stock
               which may be issued under the Plan (other than increases pursuant to Section 9.9);

                    (2) extend the term during which any award may be granted or exercised; or

                    (3) extend the term of the Plan.

          The termination or any modification or amendment of the Plan, except as provided in Section 9.10(a) above, shall not without the consent of a Participant, affect the Participant's rights under an award previously granted.